Media General, Inc., PO Box 85333 Richmond, VA 23293-0001   804/649-6748   www.mediageneral.com

FOR IMMEDIATE RELEASE Thursday, January 31, 2008
Media General Reports Fourth-Quarter 2007 Results

RICHMOND, Va. - Media General, Inc. (NYSE: MEG) today reported net income for the fourth quarter of 2007 of $9.6 million, or 43 cents per diluted share, compared with $31.6 million, or $1.33 per diluted share, in the fourth quarter of 2006. The 2007 fourth quarter includes write-downs of $15 million related to the sale of SP Newsprint Co., in which Media General has a one-third interest, an accrued after-tax loss of $2 million associated with the company’s plans to divest three television stations, and a $1.4 million write-down related to an investment in a company that produces interactive entertainment. The fourth quarter also includes a pre-tax gain of $17.6 million on an insurance settlement related to a June 2007 fire at the company’s Richmond Times-Dispatch printing plant. Income from continuing operations was $10.4 million, or 47 cents per diluted share, compared with $31.3 million, or $1.32 per diluted share, in the 2006 fourth quarter.

The 2007 fourth quarter had 13 weeks compared with 14 weeks in the 2006 quarter. Although it is difficult to precisely quantify the impact of the additional week, the company has estimated the impact on key metrics throughout this release in order to allow meaningful comparisons. The company estimates the effect of the additional week in 2006 contributed approximately $18.5 million in total revenues and about $2.5 million of net income.

Total company revenues in the fourth quarter of 2007 were $243.8 million, an approximate 10 percent decrease from the equivalent prior-year period.

“Media General’s lower profit in the fourth quarter was chiefly attributable to markedly lower Political revenues compared to the record $33 million generated in last year’s fourth quarter, and a $6.8 million loss from the company’s share of the operating results of SP Newsprint,” said Marshall N. Morton, president and chief executive officer. “Additionally, lower Publishing Division results reflected the extremely weak economic climate in Florida, which drove declines in all major advertising categories in our Tampa market, particularly Classified advertising. Expense savings for the division of more than 5 percent helped to mitigate the revenue shortfall.

“We are pleased with the Interactive Media Division’s continued solid revenue growth, up about 36 percent, led by increased advergaming revenues and Local and National/Regional advertising,” Mr. Morton said. “Revenues from Yahoo!HotJobs also partially helped mitigate overall softness in online Classified revenues. Page views and visitor sessions for the fourth quarter rose about 12-to-14 percent, partially driven by our ‘Web-First’ approach to local news in a number of markets.”

Publishing Division

Publishing Division profit for the quarter decreased approximately 22 percent, total revenues decreased about 9 percent, and newspaper advertising revenues declined about 11 percent.

Classified advertising revenues in the fourth quarter were below last year by about $10 million, or 22 percent. The Tampa, Richmond and Winston-Salem markets saw estimated decreases of 42 percent, 11 percent and 8 percent, respectively. The Community Newspapers group posted an approximate 8 percent decrease in Classified revenues.

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Publishing     •     Broadcast •     Interactive Media

Media General, Inc., PO Box 85333 Richmond, VA 23293-0001   804/649-6748   www.mediageneral.com

For the company’s three metro markets, real estate revenues were down about 36 percent, employment revenues decreased approximately 27 percent, and automotive revenues declined about 24 percent.

Retail revenues decreased about $2 million, or less than 3 percent. At the Richmond Times-Dispatch, Retail revenues increased nominally, including advertising generated by a weekly newspaper acquired in 2007, partially offset by lower advertising in the department store and furniture store categories. The Tampa market experienced an approximate 8 percent decrease in Retail revenues, including lower spending in the home improvement, home furnishings and grocery store categories. The Winston-Salem Journal also experienced a nominal decrease in Retail revenues, with declines in the home improvement category partially offset by advertising from two new monthly publications. Retail revenues for the Community Newspaper group decreased nominally.

National advertising revenues for the quarter decreased approximately $2 million, or 15 percent. The Richmond market generated an increase of about 11 percent, mainly the result of higher spending in the telecommunications, insurance and automotive categories. National advertising fell approximately 31 percent in the fourth quarter in the Tampa market due to declines in pharmaceutical, telecommunications and financial advertising.

Circulation revenues for the fourth quarter were down less than $300,000, or about 1 percent. Daily and Sunday net-paid circulation declines for the month were partially offset by rate increases at the metro newspapers.

Publishing Division expenses declined more than 5 percent for the quarter, reflecting significant decreases in newsprint expense, salaries, and benefits. Newsprint expense decreased as the result both of lower prices and consumption. The average price per ton decreased $93 from the 2006 quarter. Salaries and benefits declined due, in part, to actions taken earlier in the year in response to the weak revenue environment as well as favorable experience in healthcare and retirement-related expenses.

Broadcast Division

Broadcast Division profit for the quarter declined approximately 42 percent, and total Broadcast revenues decreased about 14 percent. The decline was largely due to lower Political revenues from last year’s record quarter. The Broadcast Division results exclude three television stations that are being held for sale and reported as discontinued operations.

Total Political revenues of $4.3 million compared with a record $33.3 million in the 2006 quarter. The current quarter’s revenues were generated from Presidential primary campaigns in Florida, South Carolina and Georgia, state races in many of the company’s markets and issue spending in a number of states.

Gross time sales declined about $20 million, or 17 percent. Local time sales grew approximately
$6 million, or 10 percent. Higher spending in the grocery store and services categories offset lower furniture and specialty store advertising. National time sales were up about $3 million, or 8 percent. Categories showing increases for the quarter included telecommunications and specialty stores, while automotive declined.

Broadcast expenses for the quarter increased about 3 percent, due to increased commissions and customer incentives to replace the prior year’s Political revenues along with higher depreciation expense on digital equipment purchased in recent years.

Interactive Media Division

Interactive Media Division revenues of $9.2 million increased approximately 36 percent over the 2006 quarter. The growth reflected a significant increase in the advergaming business, which was profitable for the third consecutive quarter, on revenues that more than tripled from last year. Local revenues increased about 50 percent as the result of continued growth in banners and sponsorships and increased success with direct sales. National/Regional revenues also grew more than 50 percent, due to a greater focus on national networks, particularly at TBO.com in Tampa. Classified advertising was down approximately 11 percent as lower newspaper advertising volumes, especially help-wanted, had an unfavorable impact on the company’s Web sites. The division’s quarterly loss of $2.6 million included a $1.4 million write-down of an investment. Excluding the write-down, the division’s quarterly loss was $1.2 million.

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Publishing     •     Broadcast •     Interactive Media

Media General, Inc., PO Box 85333 Richmond, VA 23293-0001   804/649-6748   www.mediageneral.com

Other results

Interest expense decreased by $1.5 million, almost completely due to one less week in 2007’s fourth quarter. Corporate expense and other expenses were less directly impacted by the extra week, but did reflect lower expense for stock-based compensation and postemployment plans.

EBITDA (income from continuing operations before interest, taxes, depreciation and amortization) in the fourth quarter of 2007 was $47.4 million, compared with $82.9 million in the 2006 period. After-Tax Cash Flow was $27.9 million compared to $48.8 million in the prior year. Free Cash Flow for the quarter (After-Tax Cash Flow minus capital expenditures) was $4.9 million, compared with $24.6 million in the prior-year period. All comparisons were significantly impacted by the reduction in Political advertising.

Media General provides the non-GAAP financial metrics EBITDA, After-Tax Cash Flow, and Free
Cash Flow. The company believes these metrics are useful in evaluating financial performance and are common alternative measures used by investors, financial analysts and rating agencies. These groups use EBITDA, along with other measures, to evaluate a company’s ability to service its debt requirements and to estimate the value of the company. A reconciliation of these metrics to amounts on the GAAP statements has been included in this news release.

Conference Call and Webcast

The company will hold an earnings conference call with financial analysts today at 2:30 p.m. ET. The conference call will be available to the media and general public through a limited number of listen-only dial-in conference lines and via simultaneous Webcast. To dial in to the call, listeners may call 1-800-329-9097 about 10 minutes prior to the 2:30 p.m. start. Listeners may also access the live Webcast by logging on to www.mediageneral.com and clicking on the “Live Earnings Conference” link on the homepage about 10 minutes in advance. A replay of the Webcast will be available online at www.mediageneral.com beginning at 4:30 p.m. on January 31, 2008. A telephone replay is also available, beginning at 4:30 p.m. and ending at 4:30 p.m. February 7, 2008, by dialing 1-888-286-8010 or 617-801-6888, and using the passcode 42270475.

About Media General

Media General is a multimedia company operating leading newspapers, television stations and online enterprises primarily in the Southeastern United States. The company’s publishing assets include three metropolitan newspapers, The Tampa Tribune, Richmond Times-Dispatch, and Winston-Salem Journal; 22 daily community newspapers in Virginia, North Carolina, Florida, Alabama and South Carolina; and more than 150 weekly newspapers and other publications. The company’s broadcasting assets include 23 network-affiliated television stations that reach more than 32 percent of the television households in the Southeast and nearly 9.5 percent of those in the United States. The company’s interactive media assets include more than 75 online enterprises that are associated with its newspapers and television stations.

Investor Contact:	Media Contact:
Lou Anne Nabhan	Ray Kozakewicz
(804) 649-6103	(804) 649-6748

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Publishing     •     Broadcast •     Interactive Media

Media General, Inc., PO Box 85333 Richmond, VA 23293-0001   804/649-6748   www.mediageneral.com

Media General, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Thirteen Weeks Ending	Fourteen Weeks Ending	Fifty-Two Weeks Ending	Fifty-Three Weeks Ending
	December 30,	December 31,	December 30,	December 31,
(Unaudited, in thousands except per share amounts)	2007	2006	2007	2006

Revenues	$243,785	$289,426	$932,181	$964,857

Operating costs:
Production	102,529	115,781	417,057	413,588
Selling, general and administrative	88,587	92,479	350,263	345,179
Depreciation and amortization	17,460	17,545	75,235	68,409
Gain on insurance recovery	(17,604)	---	(17,604)	---
Total operating costs	190,972	225,805	824,951	827,176

Operating income	52,813	63,621	107,230	137,681

Other income (expense):
Interest expense	(14,475)	(16,020)	(59,577)	(48,505)
Investment income (loss) - unconsolidated affiliates	(21,850)	2,309	(31,392)	10,598
Other, net	(1,026)	(586)	(2,307)	323
Total other expense	(37,351)	(14,297)	(93,276)	(37,584)

Income from continuing operations before income taxes	15,462	49,324	13,954	100,097

Income taxes	5,021	18,037	3,622	37,012

Income from continuing operations	10,441	31,287	10,332	63,085
Discontinued operations:
Income from discontinued operations (net of tax)	1,148	1,115	2,355	4,928
Net gain (loss) related to divestiture of operations (net of tax)	(2,000)	(773)	(2,000)	11,029
Net income	$9,589	$31,629	$10,687	$79,042

Net income per common share:
Income from continuing operations	$0.47	$1.33	$0.45	$2.67
Discontinued operations	(0.04)	0.01	0.02	0.68
Net income	$0.43	$1.34	$0.47	$3.35

Net income per common share - assuming dilution:
Income from continuing operations	$0.47	$1.32	$0.45	$2.65
Discontinued operations	(0.04)	0.01	0.02	0.67
Net income	$0.43	$1.33	$0.47	$3.32

Weighted-average common shares outstanding:
Basic	22,168	23,610	22,656	23,597
Diluted	22,296	23,789	22,827	23,784

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Publishing     •     Broadcast •     Interactive Media

Media General, Inc., PO Box 85333 Richmond, VA 23293-0001   804/649-6748   www.mediageneral.com

Media General, Inc.
BUSINESS SEGMENTS

			Interactive
(Unaudited, in thousands)	Publishing	Broadcast	Media	Eliminations	Total

Quarter Ended December 30, 2007
Consolidated revenues	$137,102	$99,365	$9,236	$(1,918)	$243,785
Segment operating cash flow	$32,647	$30,155	$(719)		$62,083
Write-down of investment			(1,357)		(1,357)
Depreciation and amortization	(6,043)	(5,544)	(522)		(12,109)
Segment profit (loss)	$26,604	$24,611	$(2,598)		48,617

Unallocated amounts:
Interest expense					(14,475)
Equity in net loss of unconsolidated affiliates					(21,850)
Acquisition intangibles amortization					(4,206)
Corporate expense					(8,537)
Gain on insurance recovery					17,604
Other					(1,691)
Consolidated income from continuing operations before income taxes					$15,462

Quarter Ended December 31, 2006
Consolidated revenues	$161,216	$122,802	$7,121	$(1,713)	$289,426
Segment operating cash flow	$42,114	$50,004	$(587)		$91,531
Write-down of investment			(700)		(700)
Depreciation and amortization	(5,820)	(5,450)	(432)		(11,702)
Segment profit (loss)	$36,294	$44,554	$(1,719)		79,129

Unallocated amounts:
Interest expense					(16,020)
Equity in net income of unconsolidated affiliates					2,309
Acquisition intangibles amortization					(4,619)
Corporate expense					(8,113)
Other					(3,362)
Consolidated income from continuing operations before income taxes					$49,324

Twelve Months Ended December 30, 2007
Consolidated revenues	$544,757	$358,367	$36,181	$(7,124)	$932,181
Segment operating cash flow	$115,131	$91,587	$(941)		$205,777
Net write-down of investments			(3,433)		(3,433)
Depreciation and amortization	(25,095)	(25,691)	(1,852)		(52,638)
Segment profit (loss)	$90,036	$65,896	$(6,226)		149,706

Unallocated amounts:
Interest expense					(59,577)
Equity in net loss of unconsolidated affiliates					(31,392)
Acquisition intangibles amortization					(17,773)
Corporate expense					(37,856)
Gain on insurance recovery					17,604
Other					(6,758)
Consolidated income from continuing operations before income taxes					$13,954

Twelve Months Ended December 31, 2006
Consolidated revenues	$601,144	$343,118	$27,113	$(6,518)	$964,857
Segment operating cash flow	$144,048	$115,304	$(1,629)		$257,723
Write-down of investment			(700)		(700)
Depreciation and amortization	(24,876)	(19,936)	(1,479)		(46,291)
Segment profit (loss)	$119,172	$95,368	$(3,808)		210,732

Unallocated amounts:
Interest expense					(48,505)
Equity in net income of unconsolidated affiliates					10,598
Acquisition intangibles amortization					(17,018)
Corporate expense					(39,997)
Other					(15,713)
Consolidated income from continuing operations before income taxes					$100,097

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Publishing     •     Broadcast •     Interactive Media

Media General, Inc., PO Box 85333 Richmond, VA 23293-0001   804/649-6748   www.mediageneral.com

Media General, Inc.
CONSOLIDATED BALANCE SHEETS

	December 30,	December 31,
(Unaudited, in thousands)	2007	2006

ASSETS

Current assets:
Cash and cash equivalents	$14,215	$11,929
Accounts receivable-net	137,397	136,930
Inventories	6,690	9,650
Other	53,860	41,092
Asset of discontinued operations	61,564	64,519
Total current assets	273,726	264,120

Investments in unconsolidated affiliates	52,360	84,854

Other assets	67,250	70,596

Property, plant and equipment - net	483,879	475,942

FCC licenses and other intangibles - net	668,792	686,157

Excess of cost over fair value of net identifiable assets
of acquired businesses - net	925,059	923,559
Total assets	$2,471,066	$2,505,228

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$32,938	$34,039
Accrued expenses and other liabilities	103,500	91,972
Income taxes payable	-	4,516
Liabilities of discontinued operations	878	1,074
Total current liabilities	137,316	131,601

Long-term debt	897,572	916,320

Deferred income taxes	311,588	281,670

Other liabilities and deferred credits	211,583	238,277

Stockholders' equity [1]	913,007	937,360
Total liabilities and stockholders' equity	$2,471,066	$2,505,228

[1]	2007 Includes a $4.9 million direct charge related to the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.

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Publishing     •     Broadcast •     Interactive Media

Media General, Inc., PO Box 85333 Richmond, VA 23293-0001   804/649-6748   www.mediageneral.com

Media General, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Years Ended
	December 30,	December 31,
	2007	2006
(Unaudited, In thousands)	(52 weeks)	(53 weeks)
Cash flows from operating activities:
Net income	$10,687	$79,042
Adjustments to reconcile net income:
Depreciation	53,109	47,791
Amortization	25,341	24,842
Deferred income taxes	16,289	11,176
Provision for doubtful accounts	5,929	5,660
Investment loss (income) - unconsolidated affiliates	31,392	(10,598)
Insurance proceeds related to repair costs	19,959	-
Gain on insurance recovery	(17,604)	-
Net loss (gain) related to divestiture of discontinued operations	2,000	(11,029)
Net write-down of investments	3,433	700
Change in assets and liabilities:
Retirement plan contributions	-	(15,000)
Retirement plan accrual	5,444	16,543
Income taxes payable	(17,518)	711
Accounts payable, accrued expenses
and other liabilities	(6,636)	(1,699)
Other, net	(996)	9,920
Net cash provided by operating activities	130,829	158,059
Cash flows from investing activities:
Capital expenditures	(78,142)	(93,896)
Purchases of businesses	(2,525)	(611,385)
Proceeds from sales of discontinued operations	-	135,111
Insurance proceeds related to machinery and equipment	27,841	-
Distribution from unconsolidated affiliate	5,000	2,000
Other, net	8,245	(2,853)
Net cash used by investing activities	(39,581)	(571,023)
Cash flows from financing activities:
Increase in debt	570,000	1,459,000
Repayment of debt	(588,823)	(1,027,984)
Stock repurchase	(48,716)	-
Debt issuance costs	(1,010)	(1,780)
Cash dividends paid	(21,156)	(21,180)
Other, net	743	1,861
Net cash (used) provided by financing activities	(88,962)	409,917
Net increase (decrease) in cash and cash equivalents	2,286	(3,047)
Cash and cash equivalents at beginning of year	11,929	14,976
Cash and cash equivalents at end of year	$14,215	$11,929

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Publishing     •     Broadcast •     Interactive Media

Media General, Inc., PO Box 85333 Richmond, VA 23293-0001   804/649-6748   www.mediageneral.com

Media General, Inc.
EBITDA, After-tax Cash Flow, and Free Cash Flow

	Thirteen Weeks Ending	Fourteen Weeks Ending	Fifty-Two Weeks Ending	Fifty-Three Weeks Ending
	December 30,	December 31,	December 30,	December 31,
(Unaudited, in thousands)	2007	2006	2007	2006

Income from continuing operations	$10,441	$31,287	$10,332	$63,085
Interest	14,475	16,020	59,577	48,505
Taxes	5,021	18,037	3,622	37,012
Depreciation and amortization	17,460	17,545	75,235	68,409

EBITDA from continuing operations	$47,397	$82,889	$148,766	$217,011

Income from continuing operations	$10,441	$31,287	$10,332	$63,085
Depreciation and amortization	17,460	17,545	75,235	68,409

After-tax cash flow	$27,901	$48,832	$85,567	$131,494

After-tax cash flow	$27,901	$48,832	$85,567	$131,494
Capital expenditures	23,014	24,229	78,142	93,896

Free cash flow	$4,887	$24,603	$7,425	$37,598

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